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                                                                   EXHIBIT 10.24

                                SECOND AMENDMENT
                                     TO THE
                           THIRD AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         This Second Amendment to the Third Amended and Restated Employment Agreement (this "SECOND AMENDMENT"), dated effective as of December 21, 2005, is entered into by and between Prentiss Properties Trust, a Maryland real estate investment trust (the "COMPANY"), and Michael V. Prentiss (the "EXECUTIVE").

                                    RECITALS

         A. The Company and the Executive entered into that certain Third Amended and Restated Employment Agreement dated as of January 1, 2004 (the "EMPLOYMENT AGREEMENT"), which provides for, among other things, the provision of certain continuing benefits in the event of the termination of the Executive without cause or a Change in Control (as defined in the Employment Agreement), including but not limited to health insurance benefits, office space, secretary usage, airplane usage and clubs and physicals.

         B. The Company and the Executive entered into that certain First Amendment to the Employment Agreement dated as of October 3, 2005 (the "FIRST AMENDMENT") to more clearly specify the rights of the Executive under the Employment Agreement.

         C. In order to accelerate the payment of amounts due under the Employment Agreement, as clarified by the First Amendment (the "AMENDED EMPLOYMENT AGREEMENT"), the Company and the Executive hereby enter into this Second Amendment.

                                    AGREEMENT

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, promises and obligations of the parties provided for in this Second Amendment, and the benefits to be received by the Executive, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto adopt the following as an amendment to the terms of the Amended Employment Agreement:

     1. The Company shall pay the amount payable under Paragraph 9 of Section B of the Amended Employment Agreement to the Executive no later than December 31, 2005.

     2. The Company and the Executive have determined the monetary value of the benefits described in Paragraphs 4 (to the extent such paragraph relates to the Executive's accountant), 5 and 6 of the First Amendment (respectively, staff, tax and estate planning and dues) to be the amounts set forth on Schedule A. The Company shall pay the amounts on Schedule A to the Executive no later than December 31, 2005. Upon receipt by Executive of such payments, the Company shall have no further obligation to Executive under (i) Paragraphs 8 and 9 of Section B of the Employment Agreement (to the extent such relates to the Executive's accountant) and Paragraph 4 of the First Amendment (to the extent such relates to the Executive's accountant), (ii) Paragraphs 4(c), 8 and 9 of Section B of the Employment Agreement (to the extent such relates to tax and estate planning) and Paragraph 5 of the First Amendment and (iii) Paragraphs 4(d), 8 and 9 of Section B of the Employment Agreement (to the extent such relates to country club fees) and Paragraph 6 of the First Amendment.

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     3. Employment Agreement. This Second Amendment is intended to clarify and specify certain rights and privileges of Executive set forth in the Amended Employment Agreement. The Amended Employment Agreement shall continue in full effect after giving effect to this Second Amendment. Executive shall be deemed to have resigned effective upon the consummation of the REIT Merger (as defined in the Agreement and Plan of Merger, dated as of October 3, 2005, by and among the Company, Brandywine Realty Trust, a Maryland real estate investment trust, Brandywine Operating Partnership, L.P., a Delaware limited partnership, Brandywine Cognac I LLC, a Maryland limited liability company, Brandywine Cognac II LLC, a Delaware limited liability company, and Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership).

     4. Entire Agreement; Amendment; Assignment. This Second Amendment, along with the Amended Employment Agreement, constitute the entire understanding between the parties hereto with respect to the subject matter hereof. This Second Amendment shall not be modified in any manner other than pursuant to a writing signed by or on behalf of both of the parties hereto. This Second Amendment shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto. The Executive may not assign his rights except his rights to benefits hereunder may be transferred by will or operation of law.

     5. Applicable Law. This Second Amendment will be governed and construed in accordance with the laws of the State of Texas.

     6. Titles and Headings. Titles and headings to sections and paragraphs in this Second Amendment are inserted for reference only and are not intended to be a part of or to affect the meaning or interpretation of this Second Amendment

     7. No Third-Party Beneficiaries. This Second Amendment is solely for the benefit of the parties to this Second Amendment and, except to the extent the Company is affected hereby, should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or actions or other right in excess of those existing without reference to this Second Amendment.

     8. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together constitute one and the same instrument.

     9. Severability. Any provision of this Second Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Second Amendment, each party hereto acknowledges that the obligations of the parties hereto shall be specifically enforceable.

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     10. Further Assurances. The parties hereto will execute and deliver or cause to be executed and delivered such further instruments and documents and will take such other actions as any other party to this Second Amendment may reasonably request in order to effectuate the purpose of this Second Amendment and the Amended Employment Agreement and to carry out the terms thereof.

     11. Section 409A Tax Gross-Up.

              (a) In the event it shall be determined that the payment of the amounts referred to in Section 1 and Section 2 herein in 2005 (the "2005 PAYMENTS") is or will be subject to the excise tax imposed by
         Section 409A of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such payment or excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "EXCISE TAX"), then the Executive shall be entitled to receive an additional payment (a "GROSS-UP PAYMENT") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including but not limited to, any income tax, employment tax or Excise Tax, imposed upon the Gross Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the 2005 Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence (or, if greater, the state and locality in which the Executive is required to file a nonresident income tax return with respect to the 2005 Payment) on the date of termination, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

              (b) If it is finally determined that any of the 2005 Payments are subject to Excise Tax any determinations as to the amount of the Gross-Up Payment shall be made by an independent accounting firm selected by the Company (the "ACCOUNTING FIRM"), which shall provide its determination (the "DETERMINATION"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Company and the Executive by no later than ten (10) days following such final determination, or such earlier time as is requested by the Company or the Executive (if the Executive reasonably believes that any of the 2005 Payments may be subject to the Excise Tax). If a Gross-Up Payment is determined to be payable, it shall be paid to the Executive within twenty (20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error.

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              (c) If a claim by a federal, state or local taxing authority is made against the Executive, and if the Executive intends to seek a Gross-Up Payment with respect thereto under this Section, the Executive shall promptly notify (i) the Company in writing of such claims, setting forth such claims in reasonable detail and providing copies of any written documentation provided by the taxing authority in connection with its claims. The Company shall have fifteen (15) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Executive shall cooperate with it in connection therewith; provided, that the Executive may participate in such settlement or defense through counsel chosen by the Executive and paid at his own expense. So long as the Company is reasonably contesting any such claim in good faith, the Executive shall not pay or settle any such claim without the consent of the Company, which consent shall not be unreasonably withheld. If the Company does not notify the Executive in writing within fifteen (15) days after receipt of the Company's written notice of a claim to a Gross-Up Payment hereunder that it elects to undertake the defense thereof, the Executive shall have the right to undertake, at the Company's cost, risk and expense, the defense, compromise or settlement of the claim, but shall not thereby waive any right to a Gross-Up Payment therefore pursuant to this Agreement. The Company shall pay the Executive's expenses as and when incurred.

                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed as of the day and year first written above.



                                             THE EXECUTIVE





                                             /s/ Michael V. Prentiss
                                             ----------------------------------
                                             Michael V. Prentiss



                                             THE COMPANY

                                             PRENTISS PROPERTIES TRUST





                                             By: /s/ Gregory S. Imhoff
                                                 ------------------------------
                                             Name:  Gregory S. Imhoff
                                             Title: Senior Vice President,
                                                    General Counsel and
                                                    Secretary


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